UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011

A CLEAN SLATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21369	26-1762478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Osceola Blvd. West Palm Beach, FL 33409
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 899-3529

DARWIN RESOURCES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Statement: On December 10, 2010, the Registrant changed its name from “Darwin, Resources, Inc.” to “A Clean Slate, Inc.” Unless the context requires otherwise, all references to “us” “we” “our” “Darwin” or “Clean Slate” is to the Registrant.

ITEM 4.01    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)     On January 6, 2011, Darwin Resources Inc. by its Board of Directors (the “Company”) terminated the services of Friedman LLP as the Company’s independent registered public accounting firm.

The Company engaged Friedman from April 27, 2010 through January 6, 2011 (the “Engagement Period”). During the Engagement Period, Friedman did not issue any reports on the Company’s financial statements. During the Engagement Period, the Company did not have any disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements.

The Company has provided Friedman with a copy of the disclosures in this Form 8-K prior to the filing of these disclosures and has requested that Friedman furnish a letter addressed to the Securities and Exchange Commission stating whether or not Friedman agrees with the statements made herein above and, if not, stating in which respects Friedman does not agree. Friedman’s letter is attached hereto as Exhibit “A”.

(b)     On January 6, 2011, with the approval of the Company’s Board of Directors, the Company retained Berman & Company, P.A. to be the Company’s independent registered public accounting firm. The Company did not consult with Berman & Company, P.A regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Berman & Company, P.A that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Correspondence from Friedman LLP dated January 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2011

A Clean Slate, Inc.

By:  /s/ Richard Astrom
 Name: Richard Astrom
Title: Chief Executive Officer
Chairman of the Board